                                                                   Exhibit 10.2


                                AMENDMENT NO. 1
                                       to
                           ITC HOLDING COMPANY, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

          This sets forth Amendment No. 1 to the ITC Holding Company, Inc. Amended and Restated Stock Option Plan (the "Plan"). Effective as of April 7, 2000, the Plan shall be amended as follows and all other terms and conditions of the Plan shall remain in full force and effect:

          1. Section 10 (Nontransferability) of the Plan shall be amended and restated to provide in its entirety as follows:

          "10.  Transferability of Options

               Subject to the terms of the applicable Option Certificate, an Optionee may transfer all or part of an Option to any `Family Member' (as defined below); provided that subsequent transfers of transferred Options are prohibited except those in accordance with this Section 10 or by will or the laws of descent and distribution; and, provided further, that, except with the consent of the Board, there may be no consideration for any transfer made pursuant to this section. Following transfer, any such Option shall continue to be subject to the same terms and conditions of the Plan and Option Certificate as were applicable immediately prior to transfer, provided that for purposes of Section 10 hereof the term `Optionee' shall be deemed to refer the transferee. Following transfer, the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in the Option Certificate with respect to the original Optionee.

          `Family Member' means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests."

          Executed this 7/th/ day of April, 2000.


                                    ITC/\DELTACOM, INC.



                              By:/s/ J. Thomas Mullis
                                 ------------------------------
                              Printed Name: J. Thomas Mullis
                                            -------------------
                              Its: Senior Vice President
                                   ----------------------------